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                                                                    EXHIBIT 24.7
                CONSENT OF UVEST FINANCIAL SERVICES GROUP, INC.

We hereby consent to the reproduction of our entire fairness opinion and the use of our firm's name in Amendment No. 1 to the Registration Statement on Form S-4 of NationsBank Corporation and the Prospectus-Proxy Statement of NationsBank Corporation and RHNB Corporation contained therein and to the references therein to our fairness opinion and to our firm.

                                         UVEST FINANCIAL SERVICES GROUP, INC.
                                         /s/           JOHN H. ROBISON
                                            JOHN H. ROBISON, CHAIRMAN

Charlotte, North Carolina
September 21, 1994